Exhibit 1.1

3,600,000 Shares*

Atlantic Tele-Network, Inc.

Common Stock

UNDERWRITING AGREEMENT

July 20, 2006

Raymond James & Associates, Inc.
UBS Securities LLC
as Representatives of the Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

Atlantic Tele-Network, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), and stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters, an aggregate of 3,600,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), of which (a) 2,400,000 shares are to be issued and sold by the Company, and (b) 1,200,000 shares are to be sold by the Selling Stockholders, as set forth opposite the Selling Stockholder’s name in Schedule II hereto.  The aggregate of 3,600,000 shares to be purchased from the Company and the Selling Stockholders are called the “Firm Shares.”  In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 540,000 shares of Common Stock to cover over-allotments by the Underwriters, if any.  The additional 540,000 shares to be sold by the Company are referred to in this Agreement as the “Additional Shares.”  The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. and UBS Securities LLC are acting as the representatives of the Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”

The Company wishes to confirm as follows its agreement with you and the other Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

*                    Plus an additional 540,000 shares subject to Underwriter’s over-allotment option.

1.             Registration Statement and Prospectus.

(a)           The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-133103) under the Act (the “registration statement”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Shares. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including the Basic Prospectus furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the basic prospectus included in the Registration Statement at the time the Registration Statement was declared effective.

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Common Stock. “Permitted Free Writing Prospectus” as used herein is defined in Section 11.

“Time of Sale Information” as used herein, means the most recently filed Pre-Pricing Prospectus as of the date hereof, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

(b)           Any reference herein to the Registration Statement shall be deemed to refer to and include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the applicable time.  Any reference herein to any Pre-Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Pre-Pricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Pre-Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3.  As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference into the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any amendment or supplement thereto.

2.             Agreements to Sell and Purchase.

(a)           Upon the terms and conditions set forth herein, (i) the Company hereby agrees to issue and sell an aggregate of 2,400,000 Firm Shares to the Underwriters and (ii) the Selling Stockholders hereby agree to sell an aggregate 1,200,000 Firm Shares to the Underwriters as set forth opposite the Selling Stockholder’s name on Schedule II hereto.  Upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders contained herein and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders at a purchase price of $17.955 per Share (the “purchase price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

(b)           The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to 540,000 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Shares.  The option to purchase Additional Shares may be exercised one or more times at any time within 30 days after the date of the Prospectus.

3.             Terms of Public Offering.

(a)           The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

(b)           Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

4.             Delivery of the Shares and Payment Therefor.

(a)           Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:00 a.m., Boston, Massachusetts time, on July 26, 2006, or such other place, time and date not later than 1:30 p.m., Boston, Massachusetts time, on July 26, 2006 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representatives and the Company.  The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

(b)           Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:00 a.m., Boston, Massachusetts time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Company and the Selling Stockholders, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered.  The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

(c)           Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., Boston, Massachusetts time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in Boston, Massachusetts for inspection and packaging not later than 9:30 a.m., Boston, Massachusetts time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company and the Selling Stockholders. Payment for the Shares sold by the Company hereunder shall be delivered by the Representatives to the Company.  Payment for the Shares sold by the Selling Stockholders hereunder shall be delivered by the Representatives to the Selling Stockholders.

(d)           It is understood that the Representatives has been authorized, for their own account and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase.  Raymond James and Associates, Inc. and UBS Securities LLC, individually and not as Representatives of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)           The Selling Stockholders hereby agree that they will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Stockholders to the Underwriters, or otherwise in connection with the performance of the Selling Stockholders’ obligations hereunder.

5.             Covenants and Agreements.

  5.1.        Of the Company.  The Company covenants and agrees with the Underwriters as follows:

(a)           The Registration Statement and any amendments thereto have become effective.  The Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) of the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Pre-Pricing Prospectus, free writing prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, free writing prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(g) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, Time of Sale Information, free writing prospectus or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

(b)           The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c)           The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives be required by the Act or requested by the Commission.

(d)           The Company will furnish a copy of any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any of those with the Commission.

(e)           The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Pre-Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(f)             Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Pre-Pricing Prospectus. Consistent with the provisions of Section 5(g) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by dealers, prior to the date of the Prospectus, of each Pre-Pricing Prospectus so furnished by the Company.

(g)           As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(h)           The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.  The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws.

(i)            The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than

15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(j)            During the period ending three years from the date hereof, upon your request, the Company will furnish to you and to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or the Nasdaq Stock Market (“NASDAQ”) or any national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

(k)           If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 or Section 13(ii), (iii), or (iv) hereof), then the Company will reimburse you and the Underwriters through you for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you), reasonably incurred by the Underwriters in connection herewith.

(l)            The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(m)          For a period commencing on the date hereof and ending on the 120th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) other than as contemplated by this Agreement, file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters; notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, or (C) the issuance and sale of shares of Common Stock in an amount not to exceed 5% of the currently issued and outstanding shares of Common Stock, but only to the extent that such issuances are for full or partial consideration for the acquisition of shares of capital stock or assets of a third party through a merger, stock or asset purchase or similar transaction, provided, that such third party agrees to be bound in writing by the restrictions set forth in this paragraph as if such third party were the Company.

(n)           The Company will cause each person set forth on Schedule IV hereto to furnish to the Representatives, prior to the date hereof, a letter or letters, substantially in the form of Exhibit A-1 and Exhibit A-2 hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing.

(o)           Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(p)           The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(q)           The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(r)            The Company will timely file with NASDAQ all documents and notices required of companies that have or will issue securities that are traded on NASDAQ.

(s)           The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(t)            During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

5.2.          The Selling Stockholders.  Each Selling Stockholder covenants and agrees with the Underwriters as follows:

(a)           The Selling Stockholder will execute and deliver a Lock-Up Agreement, in the form of Exhibit A attached hereto (“Lock-Up Agreement”).

(b)           The Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if any statements to be made on behalf of the Selling Stockholder in the certificate contemplated by Section 9(o) hereof would be inaccurate if made as of the Closing Date.

(c)           On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by the Selling Stockholder to the Underwriters hereunder will have been fully paid for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with.

(d)           In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, the Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

6.             Representations and Warranties.

  6.1.        Of the Company.  The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)           The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Common Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405).

(b)           The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act.  The most recent Pre-Pricing Prospectus conformed, and the Prospectus will conform, in all material respects to the requirements of the Act when filed with the Commission pursuant to Rule 424(b).

(c)           The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(d)           The Prospectus does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(e)           The Time of Sale Information does not at the time of sale of the Shares, and will not at Closing, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(f)            Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Time of Sale Information at the time of sale of the Shares, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           Each Issuer Free Writing Prospectus conformed or will conform in all respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act.   The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Stock will not be required to be filed pursuant to the Act.

(h)           There are no Issuer Free Writing Prospectuses other than those (i) that are listed on Schedule III and (ii) for which written consent has been given by the Representatives.

(i)            The capitalization of the Company is as set forth in the Time of Sale Information and the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares being sold by the Company are in valid and sufficient form.

(j)            Each of the Company and its subsidiaries listed on Schedule V (each, a “Significant Subsidiary”), is a corporation duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information or the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries (a “Material Adverse Effect”).

(k)           The issued shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Schedule VI.  The subsidiaries listed on Schedule VI that are not Significant Subsidiaries are collectively in the aggregate a “minor subsidiary” within the meaning of Rule 3-10 of Regulation S-X as of March 31, 2006.  As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(l)            Elbert County Wireless, LLC is not a “significant subsidiary”, solely for the purpose of this paragraph, as such term is defined in Rule 1-02(w) of Regulation S-X.

(m)          There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the

Prospectus as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made otherwise aware that any other party is in breach of or default to the Company under any of such contracts.

(n)           Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(o)           The Company is qualified to do business, and has all governmental and regulatory licenses, authorizations, consents, approvals and permits necessary to operate its business in Guyana.

(p)           The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and has been duly executed and delivered by the Company (including all actions required to be taken for the consummation of the transactions contemplated hereby), and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(q)           None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on NASDAQ, the registration of the Common Stock under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD’s clearance of the underwriting terms of the offering contemplated hereby as required under the NASD’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect.

(r)            Except as described in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company, other than the Selling Stockholders, with respect to the Shares included in the Registration Statement, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(s)           PricewaterhouseCoopers LLP and Ernst & Young LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act.

(t)            The financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information or the Prospectus (and any amendment or supplement thereto), comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable and present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, Time of Sale Information or Prospectus (and any amendment or supplement thereto) is in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.  No other financial statements or schedules are required to be included in the Registration Statement.  The pro forma financial statements together with related notes thereto incorporated by reference into the Registration Statement, Time of Sale Information or the Prospectus (and any amendment or supplement thereto) present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and regulations with respect to pro forma financial statements and have been properly presented on the bases described therein.  Additionally, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(u)           All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(v)           Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth or result of operations of the Company.

(w)          All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(x)            The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

(y)           Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(z)            The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(aa)         There are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement, Time of Sale Information, or the Prospectus that are not so disclosed.  Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(bb)         The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(cc)         The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was file), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of  a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(dd)         Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information or the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(ee)         Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus; and, except as described in the Time of Sale Information and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(ff)           The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)         Neither the Company nor any of its subsidiaries, since each has been a subsidiary of the Company, nor, to the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries, acting in such capacity, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

(hh)         The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.  Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

(ii)           Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property , and except for any lien, encumbrance, grant or license that, has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.  Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(jj)           The Company has procured Lock-Up Agreements in the form of Exhibit A attached hereto, from each of the Company’s executive officers, directors and the Selling Stockholders.

(kk)         No officer, director or nominee for director or stockholder of the Company has a direct or indirect affiliation or association with any member of the NASD.

(ll)           The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(mm)       The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.  No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(nn)         The statements, including the assumptions described therein, included or incorporated by reference into the Registration Statement, the Time of Sale Information or the Prospectus under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (i) are within the coverage of Rule 175(b) under the Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.

(oo)         The Company and its subsidiaries have complied and will comply in all respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local and foreign labor laws, each as amended, except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

(pp)         No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened or imminent that might have a Material Adverse Effect.

(qq)         Neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

  6.2.        Of the Selling Stockholders.  Each Selling Stockholder hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

(a)           The Selling Stockholder is the lawful owner of the Shares to be sold by the Selling Stockholder pursuant to this Agreement and has, and on the Closing Date and the Additional Closing Date, as the case may be, will have, good and valid title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(b)           The Selling Stockholder has not prepared or had prepared on its behalf or used or referred to any free writing prospectus, and has not distributed any written materials in connection with the offer or sale of the Shares.

(c)           The Selling Stockholder has, and on the Closing Date and the Additional Closing Date, as the case may be, will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement.

(d)           The Agreement has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable as to the Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(e)           None of the sale of the Shares by the Selling Stockholder, the execution, delivery or performance by the Selling Stockholder of this Agreement, the compliance by the Selling Stockholder with all the provisions hereof and thereof nor the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or  official (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under any agreement, indenture, lease or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any property of the Selling Stockholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Selling Stockholder or any property of the Selling Stockholder.

(f)            The information in the most recent Pre-Pricing Prospectus or the Prospectus under the caption “Principal and Selling Stockholders” that specifically relates to the Selling Stockholder does not, and will not on the Closing Date or the Additional Closing Date, if as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           At any time prior to the Closing Date or the Additional Closing Date, as the case may be, if there is any change in the information referred to in Section 6.2(f) hereof or in any free writing prospectus, the Selling Stockholder will immediately notify the Representatives of such change.

(h)           Other than excepted activity pursuant to Regulation M under the Exchange Act, the Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(i)            Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(j)            The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are being exercised in the offering contemplated by this Agreement or such rights as have been duly waived.

(k)           The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 6.1 hereof are not true and correct, is familiar with the Registration Statement, Time of Sale Information and the Prospectus and has no knowledge of any fact, condition or information not disclosed in the Registration Statement, Time of Sale Information or the Prospectus that has had or may have a Material Adverse Effect, and is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, Time of Sale Information or the Prospectus.

(l)            The Selling Stockholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Selling Stockholder or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

7.             Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Pre-Pricing Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Pre-Pricing Prospectus, the Time of Sale Information, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(h), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with listing the Shares on NASDAQ; (vi) the cost of preparing stock certificates;

(vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; (x) the expenses of the Company for preparing and participating in the “road show” for the offering contemplated hereby, including graphics, transportation (including the hiring of any corporate jet) and lodging of Company personnel and related expenses incurred by the officers of the Company, and (xi) any other expenses of the Company, or any expenses of the Selling Stockholders not provided for in the following paragraph, associated with the offering contemplated hereby.  Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.  In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(k) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5.1(k).

The Selling Stockholders will pay (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters and (ii) the fees and disbursements of their respective counsel and other advisors.

8.             Indemnification and Contribution.

(a)           Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Pre-Pricing Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith; provided, however, that with respect to any untrue statement or omission made in any Pre-Pricing Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in the Pre-Pricing Prospectus was corrected in the Time of Sale Information or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law.  This indemnification shall be in addition to any liability that the Company may otherwise have.

(b)           Subject to the limitations in this paragraph below, Cornelius B. Prior, Jr. agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Pre-Pricing Prospectus, the Registration Statement, the Time of Sale Information, any free writing prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing by or on behalf of any Underwriter, provided, however, that with respect to any untrue statement or omission made in any Pre-Pricing Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in the Pre-Pricing Prospectus was corrected in the Time of Sale Information or (ii) any inaccuracy in or breach of the representations and warranties of the Selling Stockholders contained herein or any failure of the Selling Stockholders to perform their obligations hereunder or under law.

In the event that any Underwriter is entitled to indemnification or contribution from the Company and from Cornelius B. Prior, Jr. under this Section 8, such Underwriter shall first seek recovery, to the extent such Underwriter reasonably believes such amounts to be recoverable from the Company, against the Company for such indemnification or contribution; provided, that such Underwriter shall not be required to delay acting against Cornelius B. Prior, Jr. if and to the extent such Underwriter reasonably believes that delay would prejudice such Underwriter’s rights under this Agreement; and, provided, further, that such Underwriter shall not be required to delay acting against Cornelius B. Prior, Jr. under section (b) above to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any Time of Sale Information, the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished by such Selling Stockholders for use in the preparation thereof, provided, however, that Cornelius B. Prior, Jr.’s obligation to pay under this Section 8 shall not exceed the gross proceeds (before deducting expenses) of the Selling Stockholders’ sale of Shares as contemplated hereunder.  This indemnification shall be in addition to any liability that the Selling Stockholders may otherwise have.

(c)           If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company and/or Cornelius B. Prior, Jr., such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Selling Stockholders, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and Cornelius B. Prior, Jr., as applicable, shall not be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for the Underwriters and such controlling persons)).  The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their) several written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 8.

(d)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Stockholders, its respective directors, its respective officers who sign the Registration Statement and any person who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and Cornelius B. Prior, Jr. to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Time of Sale Information, the Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or the Selling Stockholders, any of its respective directors, any of its their respective officers or any such controlling person based on the Registration Statement, the Time of Sale Information or the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and Cornelius B. Prior, Jr. by the immediately preceding paragraph (except that if the Company and Cornelius B. Prior, Jr. shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Selling Stockholders, its respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

(e)           In any event, the Company or the Selling Stockholders will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

(f)            If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total gross proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Stockholders or the Underwriters from the offering of the Shares shall include the gross proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g)           The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

(h)           Notwithstanding the third paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Selling Stockholders, its respective directors or officers or any person controlling the Company or the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or the Selling Stockholders, its respective directors or officers or any person controlling the Company or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

(i)            It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the third paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the third and fifth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the third paragraph of this Section 8.

9.             Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a)           The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b)           You shall be satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Edwards Angell Palmer & Dodge LLP, counsel to the Company, substantially to the effect that:

(i)            The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in California and Massachusetts.

(ii)           Each of the Significant Subsidiaries, except for GT&T, BDC, SoVerNet, Inc., and Choice Communications, LLC which are addressed in separate counsel opinions in this Section 9 and Elbert County Wireless, LLC (the “Subsidiaries”), is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Information and the Prospectus (and any amendment or supplement thereto), National Mobile Communications Corporation and Gila County Wireless, LLC is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in Vermont and New Hampshire, and Arizona, respectively; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned of record as set forth in Schedule V by the Company directly, or indirectly through one of the other subsidiaries.

(iii)          The capitalization of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus under the caption “Capitalization” and the Shares conform in all material respects to the description of the Common Stock in the Time of Sale Information and the Prospectus.

(iv)          All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, including the shares of Common Stock owned by the Selling Stockholders, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights arising under the Company’s certificate of incorporation or by laws or under any agreement known to such counsel that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and, to the knowledge of such counsel, no such rights exist.

(v)           To such counsel’s knowledge, all offers and sales of the Company’s securities have been made in compliance in all material respects with the registration requirements of the Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

(vi)          Neither the offer, sale or delivery of the Shares by the Company nor the execution, delivery or performance by the Company of this Agreement (A) violates the certificate of incorporation or by laws of the Company, (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound and which is included as an exhibit to the Registration Statement, or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Company or any of its properties.

(vii)         Except as described in the Registration Statement, Time of Sale Information and the Prospectus, to such counsel’s knowledge, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of such counsel, threatened, against or involving the Company or its subsidiaries, or the properties of either the Company or any of its subsidiaries: (A) which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, or (B) that are required to be described in the Registration Statement, Time of Sale Information or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

(viii)        Such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be summarized or disclosed in the Registration Statement or filed as an exhibit thereto that have not been so summarized or disclosed or filed.

(ix)           No consent, approval, authorization or other order of, or registration or filing with, any Delaware, Massachusetts or federal court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

(x)            The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the certificate of incorporation and bylaws of the Company and the General Corporation Law of the State of Delaware.

(xi)           The description of the terms of the Company’s stock option, stock bonus and other stock plans or arrangements, and of the options or other rights granted and exercised thereunder, set forth in the Time of Sale Information and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(xii)          The Company has all requisite power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein.  The Agreement has been duly authorized, executed and delivered by the Company.

(xiii)         The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, and such Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights arising under the Company’s certificate of incorporation or bylaws or under any agreement known to such counsel that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company.

(xiv)        The Registration Statement has been declared effective by the Commission under the Act.  To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.  Any required filing of the Time of Sale Information or the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(xv)         The Registration Statement, Time of Sale Information and the Prospectus and each amendment or supplement thereto as of their respective effective or issue dates (other than the financial statements and supporting schedules, the notes thereto and auditors report thereon and the other financial and accounting data included or in exhibits to or excluded from the Registration Statement, as to which no opinion need be given) each appear on its face to comply as to form in all material respects with the requirements of the Act.

(xvi)        The Company is not an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xvii)       The Company satisfies all of the requirements of the Act for the use of Form S-3 for the offering of Shares contemplated by this Agreement.

(xviii)      The Shares have been approved for listing on NASDAQ.

(xix)         The statements (i) in the most recent Pre-Pricing Prospectus and the Prospectus (or documents incorporated by reference therein) under the captions “Risk Factors”, “Description of Capital Stock,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” “Business — Taxation,” and “Material United States Federal Tax Considerations for Non-United States Holders” and (ii) in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s certificate of incorporation or bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein; provided, however, that such counsel expresses no opinion regarding statements relating to Guyanese law, regulations and proceedings and matters arising under the Communication Act of 1934, as amended, the rules, regulations and orders of the Federal Communications Communication promulgated thereunder and any other similar federal or state law, rules, regulations and orders.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided, that counsel shall state their belief that they and you are justified in relying thereon and in rendering the opinion set forth in paragraph (xiv) above state that they have relied on oral advice of the Commission that the Commission has declared the Registration Statement effective under the Act.  Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.  Such counsel shall also be entitled to state that its opinion is limited to the federal laws of the United States of America, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.  Such counsel shall state that, in the foregoing opinions, phrases such as “to such counsel’s knowledge,” “known to such counsel” and those with equivalent wording refer to the conscious awareness of information by the lawyers of such firm who prepare such opinion, sign such opinion or are actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement, Time of Sale Information or the Prospectus and the execution and delivery of the Underwriting Agreement.

In addition to the opinion set forth above, such counsel shall state such counsel has participated in conferences with officers and other representatives of the Company and the Selling Stockholders, with representatives of the independent accountants of the Company, with representatives of and counsel for the Underwriters, at which the contents of the Registration

Statement, Time of Sale Information or the Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, Time of Sale Information or the Prospectus (except to the extent set forth in paragraphs (iii), (viii) and (xix) above), on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company), no facts have come to such counsel’s attention that lead such counsel to believe that each of (i) the Registration Statement, as of time the Registration Statement was declared effective under the Act and as of the date of the execution and delivery of this Agreement, (ii) the Time of Sale Information, as of 5:00 p.m., Eastern time, on July 20, 2006, (which you have informed us is a time prior to the time of the first sale of the Shares by any Underwriters), and (iii) the Prospectus, as of its date and as of the Closing Date, or any amendment thereto (except for the financial statements and schedules, the notes thereto and the auditors’ reports thereon, the other financial and accounting data included therein or omitted therefrom and the exhibits thereto, as to which such counsel has not been asked to comment), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement, the Time of Sale Information, or Prospectus (except as aforesaid), included an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of De Caires Fitzpatrick & Karran, Guyana counsel to the Company, substantially to the effect that:

(i)            Guyana Telephone & Telegraph Company Limited (“GT&T”) is a corporation duly organized and validly existing in good standing under the laws of Guyana with full corporate power and authority to own, lease and operate its properties and to conduct its business, as described in the Registration Statement, Time of Sale Information and in the Prospectus.

(ii)           To the knowledge of counsel, GT&T is not in violation of the terms of its Telecommunications License, its Certificate of Incorporation or its bylaws.

(iii)          Except as described in the Registration Statement, Time of Sale Information and the Prospectus, there is to the knowledge of counsel, no action, suit, inquiry, proceeding or investigation in Guyana by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened, against or involving GT&T, or the properties of GT&T, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement.

(iv)          With respect to GT&T and Guyana, the descriptions in the Time of Sale Information and in the Prospectus of statues, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects.

(v)           With respect to GT&T and Guyana, the statements and descriptions in the Time of Sale Information and in the Prospectus in relation to major litigation, including tax disputes, statues, regulations or legal or governmental proceedings, in Guyana involving GT&T and the Telecommunications License have been reviewed by counsel and fairly present and summarize, in all material respects, the matters referred to therein.

(e)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Conyers Dill & Pearman, Bermuda counsel for the Company, dated the Closing Date or Additional Closing Date, as the case may be, substantially to the effect that:

(i)            Bermuda Digital Communications Ltd. (“BDC”) is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

(ii)           Based on a review of the Register of Members, the issued share capital of BDC is 3,222,499 shares, each of which is validly issued, fully paid and non-assessable.

(iii)          BDC has the necessary corporate power to conduct its business in Bermuda as described in the Time of Sale Information and the Prospectus (and any amendments or supplements thereto).

(f)            You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Salmon & Nostrand, Vermont counsel for the Company, dated the Closing Date or Additional Closing Date, as the case may be, substantially to the effect that:

(i)            SoVerNet, Inc. is a corporation duly organized and validly existing in good standing under the laws of Vermont, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Information and the Prospectus (and any amendment or supplement thereto).

(ii)           SoVerNet, Inc. is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in New Hampshire.

(iii)          All of the outstanding shares of capital stock of SoVerNet, Inc. have been duly authorized and validly issued, and are fully paid and nonassessable and are all owned of record by Sovernet Holding Corporation.

(g)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Marjories Rawls Roberts PC, U.S. Virgin Islands counsel for the Company, dated the Closing Date or Additional Closing Date, as the case may be, substantially to the effect that:

(i)            Choice Communications, LLC is a limited liability company duly organized and validly existing in good standing under the laws of the U.S. Virgin Islands, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Information and the Prospectus (and any amendment or supplement thereto).

(ii)           All of the outstanding shares of capital stock of Choice Communications, LLC have been duly authorized and validly issued, and are fully paid and nonassessable and are all owned of record by the Company.

(h)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Day, Berry & Howard LLP, counsel to the Selling Stockholders, substantially to the effect that:

(i)            The Selling Stockholders have all requisite power and authority to enter into this Agreement and to sell and deliver the Shares to be sold to the Underwriters as provided herein.  This Agreement has been duly authorized, executed and delivered by each Selling Stockholder.

(ii)           The Shares to be sold to the Underwriters by the Selling Stockholders hereunder, when delivered to the Underwriters against payment therefor in accordance with the terms hereof good and valid title to such Shares, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance or defect.

(iii)          Neither the offer, sale or delivery of the Shares by the Selling Stockholders, the execution, delivery or performance by the Selling Stockholders of this Agreement, compliance by the Selling Stockholders with all the provisions hereof nor consummation by the Selling Stockholders of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Selling Stockholders are a party or by which any of their properties are bound and that is known to such counsel, (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholders and that is known to such counsel or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state and securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Selling Stockholders or any of their properties.

(iv)          No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Selling Stockholders (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid sale of the Shares to the Underwriters by the Selling Stockholders under this Agreement.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of the Selling Stockholders, officers of the Company, representatives of registered broker-dealers, and of government officials, provided, that counsel shall state their belief that they and you are justified in relying thereon.  Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.  Such counsel shall also be entitled to state that its opinion is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts.

(i)            You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Ropes & Gray LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j)            You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from (i) the firms of PricewaterhouseCoopers LLP and Ernst & Young LLP, independent certified public accountants and (ii) the Chief Financial Officer of the Company, substantially in the forms heretofore approved by you.

(k)           No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be; and (vi) the Company has complied in all material respects with all obligations and satisfied all conditions that are required to be performed or satisfied on its part at or prior to the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(k) and in Section 9(b).

(l)            The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(m)          At or prior to the Closing Date, you shall have received the executed written commitment Lock-Up Agreements from each of the individuals set forth on Schedule IV in the form of Exhibit A as set forth after each respective individual’s name.

(n)           At or prior to the date hereof, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(o)           You shall be satisfied that, and you shall have received a certificate dated the Closing Date or Additional Closing Date, as the case may be, from the Selling Stockholders to the effect that, as of the Closing Date or Additional Closing Date, as the case may be: (i) the representations and warranties made by the Selling Stockholders herein shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and (ii) the Selling Stockholders have complied with all obligations and satisfied all conditions that are required to be performed or satisfied on its part at or prior to the Closing Date or Additional Closing Date, as the case may be.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d), (e), (f), (g), and (h) shall be revised to reflect the sale of Additional Shares.

If any of the conditions herein above provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.           Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11.           Use of Free Writing Prospectus.  Each Underwriter severally covenants with the Company that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission without the consent of the Company, not to be unreasonably withheld, other than (i) any such offer included in an Issuer Free Writing Prospectus and (ii) a Permitted Free Writing Prospectus.  A “Permitted Free Writing Prospectus” is a document listed on Schedule III attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Company and the Selling Stockholders each covenants with the Underwriters that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission without the consent of the Representatives, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus included in the Time of Sale Information.

12.           Defaulting Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-fifteenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-fifteenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

13.           Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NASDAQ, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

14.           Failure of the Selling Stockholders to Sell and Deliver the Shares.  If the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by the Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholders or (ii) purchase the Shares that the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof.  If the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by the Selling Stockholders pursuant to this Agreement at the Closing Date or Additional Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

15.           Information Furnished by the Underwriters. The Company acknowledges that (i) the paragraph regarding the expected delivery of the Shares on the cover page of the Registration Statement and (ii) the first and last sentences of the third paragraph and (iii) the ninth paragraph under the caption “Underwriting” in any Pre-Pricing Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6.1(c), 6.1(d), 6.1(e) and 8 hereof.

16.           Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)   to the Company

Atlantic Tele-Network, Inc.
10 Derby Square
Salem, MA  01970
Attention:  Michael T. Prior

with a copy to

Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA  02199
Attention:  Matthew J. Gardella

(ii)   to the Underwriters, c/o the Representatives

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716
Attention:  Charles Uhrig

UBS Securities LLC
299 Park Avenue
New York, NY 10171
Attention: Aaron C. Hill

with a copy to

Ropes & Gray LLP
One International Place
Boston, MA  02110
Attention:  Joel F. Freedman

(iii)  to the Selling Stockholders

Cornelius B. Prior, Jr.
c/o Atlantic Tele-Network, Inc.
9719 Estate Thomas
St. Thomas, VI  00802

Gertrude J. Prior
c/o Coral World
6450 Estate Smith Bay
St. Thomas, VI  00802

with a copy to

Day, Berry & Howard LLP
One Canterbury Green
Stamford, CT  06901
Attention:  Martin L. Budd

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and its directors and officers and the Selling Stockholders.

17.           No Fiduciary Relationship.  The Company and the Selling Stockholders each hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Shares.  The Company and the Selling Stockholders each further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or the Selling Stockholders, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Shares, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or the Selling Stockholders, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirms their understanding and agreement to that effect.  The Company, the Selling Stockholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or the Selling Stockholders regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company or the Selling Stockholders.  The Company and the Selling Stockholders each hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Stockholders in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18.           Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

(a)           This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(b)           This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

(c)           The Company, the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters.

Very truly yours,

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Michael T. Prior
Name: Michael T. Prior
Title: President and Chief Executive Officer

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE II HERETO

/s/ Cornelius B. Prior, Jr.
Cornelius B. Prior, Jr.

CORNELIUS B. PRIOR, JR. 2004 GRAT,
under Indenture of Trust by Cornelius B. Prior, Jr.,
dated May 14, 2004

By:	/s/ Gertrude J. Prior
Name: Gertrude J. Prior
Title: Sole Trustee

PRIOR FAMILY FOUNDATION,
under Indenture of Trust by Cornelius B. Prior, Jr.,
dated June 9, 2006

By:	/s/ Gertrude J. Prior
Name: Gertrude J. Prior
Title: Sole Trustee

CONFIRMED as of the date first above
mentioned, on behalf of the Representatives
and the other Underwriters named in
Schedule I hereto

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Kent Nelson
Authorized Representative

UBS SECURITIES LLC

By:	/s/ Aaron C. Hill
Authorized Representative

By:	/s/ Gregory Carson
Authorized Representative

SCHEDULE I

Underwriters

Name	Number of Firm Shares

Raymond James & Associates, Inc.	1,584,000

UBS Securities LLC	1,584,000

Stifel, Nicolaus & Company, Incorporated	432,000

Total:	3,600,000

SCHEDULE II

Selling Stockholders

	Maximum Number of
Selling Stockholder	Number of Firm Shares	Additional Shares

Cornelius B. Prior, Jr.	1,000,000	None

Prior Family Foundation	100,000	None

2004 Grantor Retained Annuity Trust	100,000	None

SCHEDULE III

Permitted Free Writing Prospectuses

SCHEDULE IV

List of Required
Lock-Up Agreements

Name	Form of Lock Up Agreement
Ernst Burri	Exhibit A-1

Cornelius Prior, Jr.	Exhibit A-2

Charles Roesslein	Exhibit A-1

Henry Wheatley	Exhibit A-1

Michael Prior	Exhibit A-1

Justin Benincasa	Exhibit A-1

Douglas Minster	Exhibit A-1

Steven Parrish	Exhibit A-1

Andrew Fienberg	Exhibit A-1

John Audet	Exhibit A-1

Prior Family Foundation	Exhibit A-2

2004 Grantor Retained	Exhibit A-2
Annuity Trust

SCHEDULE V

Significant Subsidiaries

Name of Entity	Jurisdiction of Incorporation/Organization	Percentage Owned Directly or Indirectly by the Company
Bermuda Digital Communications Ltd.	Bermuda	44%
Chama Wireless, LLC	DE	100	%*
Choice Communications, LLC	United States Virgin Islands	100%
Commnet Four Corners, LLC	DE	100	%*
Commnet Illinois, LLC	DE	100	%*
Commnet of Arizona, LLC	DE	100	%*
Commnet of California, LLC	DE	50	%*
Commnet of Delaware, LLC	DE	50	%*
Commnet Wireless, LLC	DE	95%
Elbert County Wireless, LLC	CO	77	%*
Excomm, LLC	DE	80	%*
Gila County Wireless, LLC	DE	100	%*
Guyana Telephone and Telegraph Company Limited	Guyana	80%
MoCelCo, LLC	DE	100	%*
National Mobile Communications Corporation	MA	100	%**
Sovernet Holding Corporation	DE	96%
SoVerNet, Inc.	VT	100	%*

*                    These percentages are the amount owned by Commnet Wireless LLC of which ATN owns 95%

**             These percentages are the amount owned by Sovernet Holding Corporation of which ATN owns 96%

SCHEDULE VI

Subsidiaries

Name of Entity	Jurisdiction of Incorporation/Organization
Atlantic Tele-Center, Inc.	Guyana
ATN S.A.	Haiti
Bermuda Digital Communications Ltd.	Bermuda
Call Home Telecom, LLC	United States Virgin Islands
Chama Wireless, LLC	DE
Choice Communications, LLC	United States Virgin Islands
Commnet of Arizona, LLC	DE
Commnet of California, LLC	DE
Commnet of Delaware, LLC	DE
Commnet of Florida, LLC	FL
Commnet Four Corners, LLC	DE
Commnet Illinois, LLC	DE
Commnet Wireless, LLC	DE
Elbert County Wireless, LLC	CO
Excomm, LLC	DE
Gila County Wireless, LLC	DE
Guyana Telephone and Telegraph Company Limited	Guyana
LastMile Net, LLC	VT
MoCelCo, LLC	DE
National Mobile Communications Corporation	MA
Sovernet Holding Corporation	DE
SoVerNet, Inc.	VT
Tennessee Cellular Telephone Company, LLC	TX
Transnet S.A.	Haiti

EXHIBIT A-1

July [•], 2006

Atlantic Tele-Network, Inc.
10 Derby Square
Salem, MA  01970

Raymond James & Associates, Inc.
UBS Securities LLC
as Representatives of the Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Re:     Atlantic Tele-Network, Inc. - Restriction on Stock Sales

Ladies and Gentlemen:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, Raymond James & Associates, Inc. and UBS Securities LLC, as the representatives (the “Representatives”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Stock, par value $.01 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-133103 (the “Registration Statement”), as filed with the Securities and Exchange Commission on April 7, 2006 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell,

contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 90 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of the Representatives or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period.

Notwithstanding the foregoing if (x) during the last 17 days of the Lock-Up Period, the Company issues a release concerning earnings or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder.  Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to the Company Securities being offered in the prospectus included in the Registration Statement.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representative and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

[Signature of Securityholder]

EXHIBIT A-2

July [•], 2006

Atlantic Tele-Network, Inc.
10 Derby Square
Salem, MA  01970

Raymond James & Associates, Inc.
UBS Securities LLC
as Representatives of the Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Re:     Atlantic Tele-Network, Inc. - Restriction on Stock Sales

Ladies and Gentlemen:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, Raymond James & Associates, Inc. and UBS Securities LLC, as the representatives (the “Representatives”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Stock, par value $.01 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-133103 (the “Registration Statement”), as filed with the Securities and Exchange Commission on April 7, 2006 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 120 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of the Representatives or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period, provided, however, that with the prior written consent of the Representatives (which consent will not be unreasonably withheld or delayed), the Selling Stockholder may make a bona fide gift or gifts to any 501(c)(3) organization up to a gifted amount equal to, in aggregate, one percent of the Company’s Securities outstanding prior to the transaction contemplated hereby, and the recipient of such gift need not be bound by the terms of (i) and (ii) above, provided, further, that the Selling Stockholder may make a bona fide gift or gifts to any non-501(c)(3) organization up to a gifted amount equal to, in aggregate, one percent of the Company’s Securities outstanding prior to the transaction contemplated hereby, if the recipient of such gifted Company Securities agrees to be bound by terms no less restrictive than (i) and (ii) above.

Notwithstanding the foregoing if (x) during the last 17 days of the Lock-Up Period, the Company issues a release concerning earnings or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder.  Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to the Company Securities being offered in the prospectus included in the Registration Statement.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representative and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

[Signature of Securityholder]